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                                                                       Exhibit 5

                              Baker & Hostetler LLP
                            3200 National City Center
                             1900 East Ninth Street
                           Cleveland, Ohio 44114-3485


                                  July 1, 2004



Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122


Ladies and Gentlemen:

                  As counsel for Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, with respect to the offering from time to time by the selling shareholders named therein of an aggregate of up to 224,044 Common Shares, without par value (the "Common Shares").

                  In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement and such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,


                                            /s/ Baker & Hostetler LLP

                                            Baker & Hostetler LLP